ARTICLES OF AMENDMENT

ADVANTAGE FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by redesignating Dreyfus Midcap Value Fund as Dreyfus Opportunistic Midcap Value Fund and the issued and unissued shares of Dreyfus Midcap Value Fund as shares of Dreyfus Opportunistic Midcap Value Fund.

SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

IN WITNESS WHEREOF, Advantage Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President who acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

ADVANTAGE FUNDS, INC.

By: ______________________
Jeff Prusnofsky
Vice President

WITNESS:

____
John B. Hammalian
Assistant Secretary

CORPORATE CHARTER APPROVAL SHEET

****EXPEDITED SERVICE**** **** KEEP WITH DOCUMENT ****

DOCUMENT CODE 16 BUSINESS CODE ____

D03771623

Close ____ Stock ____ Nonstock ____

P.A. ____ Religious ____

Merging (Transferor) ____

1000362000974826

ID # D03771623 ACK # 1000362000974826
PAGES: 0007
ADVANTAGE FUNDS, INC.

12/16/2010 AT 08:31 A WO # 0003736670

Surviving (Transferee) ____

New Name ____

FEES REMITTED

	Base Fee:	100
	Org. & Cap. Fee:	
	Expedite Fee:	70
	Penalty:	
	State Recordation Tax:	
	State Transfer Tax:	
1	Certified Copies	
	Copy Fee:	27
	Certificates	
	Certificate of Status Fee:	
	Personal Property Filings:	
	Mail Processing Fee:	
	Other:	
	TOTAL FEES:	197

____ Change of Name
____ Change of Principal Office
____ Change of Resident Agent
____ Change of Resident Agent Address
____ Resignation of Resident Agent
____ Designation of Resident Agent and Resident Agent's Address
____ Change of Business Code

____ Adoption of Assumed Name

____ Other Change(s)

Credit Card ____ Check ____ Cash ____

____ Documents on ____ Checks

Approved By: 9

Keyed By: ____

COMMENT(S):

Code 871

Attention: ____

Mail: Name and Address

CORPORATION SERVICE COMPANY
STE 1660
7 SAINT PAUL ST
BALTIMORE MD 21202-1626

CUST ID:0002520090
WORK ORDER:0003736670
DATE:12-16-2010 02:21 PM
AMT. PAID:$389.00